UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2005

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

DUSA Pharmaceuticals, Inc.
25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

DUSA Pharmaceuticals, Inc. (“DUSA”) issued a press release on March 14, 2005, attached to and made part of this report, reporting its fourth quarter and year-end financial results for 2004.

DUSA also reports that during a pre-announced conference call held on March 14, 2005, the following disclosures were orally made as follows: (i) DUSA intends to complete its Phase II patient accrual and treatments for facial photodamage and moderate to severe acne indications during 2005; (ii) DUSA’s management believes that a typical, fully-staffed dermatological sales force is comprised of approximately 70 to 100 sales representatives; (iii) it is DUSA’s experience that a sales representative takes approximately six months to break even in comparison to DUSA’s investment; (iv) DUSA is seeking to acquire and/or license products  that would have near-term commercialization potential within approximately one to two years; (v) because DUSA has assumed responsibility for the majority of Kerastick®  distribution and the sales price per Kerastick®  was increased in November 2004, DUSA expects to see a significantly higher average margin per Kerastick® in 2005; (vi) DUSA believes that is has penetrated approximately 10 to 15% of the dermatological market with its products; and (vii) DUSA is currently considering whether to hire a contract sales force in addition to its direct representatives, to promote its products and will be evaluating the sales force again in mid-2005 in light of revenues and customer needs.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made.  These forward-looking statements relate to management’s expectations for delivery of increased sales by the new sales representatives, for completion of Phase II photodamage and acne patient accrual and treatments and initiation of NCI trials, for increases in marketing and sales and research and development costs and decreases in patent defense costs, the timeframe within which a sales representative breaks even, consideration of acquiring and/or licensing additional complementary products and the timeframe to commercialization for any products that are acquired or in-licensed, expectations regarding increases in the margin per Kerastick® in 2005, and the consideration of retaining a contract sales force to promote its products and planned evaluations of DUSA’s sales force in mid-2005.  Such risks and uncertainties include, but are not limited to, DUSA’s ability to continue to penetrate the market, performance by its sales representatives, availability of products for acquisition and/or license on terms agreeable to DUSA, patient enrollment and the clinical trial process, regulatory approvals, uncertainties relating to litigation, maintenance of its patent portfolio, and other risks identified in DUSA’s SEC filings from time to time.

Item 9.01.              Financial Statements and Exhibits.

(c)	Exhibits

[99]	Press Release dated March 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: March 14, 2005	By:	/s/ D. Geoffrey Shulman
D. Geoffrey Shulman, MD, FRCPC Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

No.	Description

99	Press Release dated March 14, 2005